INDEPENDENT AUDITOR'S REPORT


To  The  Board  of  Directors  of  Advantage Technologies, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2000 relating to the financial statements of Advantage Technologies, Inc.

/s/  Timothy L. Steers

Timothy L. Steers
Certified Public Accountant, LLC

April 5,  2000